Exhibit 10.6

ALUMIS INC.

2024 PERFORMANCE OPTION PLAN

ADOPTED BY THE BOARD OF DIRECTORS: May 6, 2024

APPROVED BY THE STOCKHOLDERS: May 13, 2024

TERMINATION DATE: May 5, 2034

1.             General.

(a)            Eligible Stock Award Recipients. Employees, Directors and Consultants are eligible to receive Stock Awards.

(b)            Available Stock Awards. The Plan provides for the grant of the following types of Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, and (iii) Restricted Stock Awards.

(c)            Purpose. The Plan, through the grant of Stock Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.             Administration.

(a)            Administration by the Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)            Powers of the Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To determine (A) who will be granted Stock Awards; (B) when and how each Stock Award will be granted; (C) what type of Stock Award will be granted; (D) the provisions of each Stock Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Stock Award; (E) the number of shares of Common Stock subject to, or the cash value of, a Stock Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)          To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Stock Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Stock Award fully effective.

(iii)         To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv)          To accelerate, in whole or in part, the time at which a Stock Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

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(v)           To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or a Stock Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under the Participant’s then-outstanding Stock Award without the Participant’s written consent except as provided in subsection (viii) below.

(vi)          To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Stock Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Stock Awards available for issuance under the Plan. Except as otherwise provided in the Plan or a Stock Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Stock Award without the Participant’s written consent.

(vii)         To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding Incentive Stock Options.

(viii)       To approve forms of Stock Award Agreements for use under the Plan and to amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Stock Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent (A) to maintain the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Stock Award solely because it impairs the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Stock Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws.

(ix)          Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

(x)           To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Stock Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

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(xi)          To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option, (2) Restricted Stock Award, (3) cash and/or (4) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c)            Delegation to Committee. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(d)            Delegation to Other Person or Body. The Board may delegate to one or more persons or bodies, in addition to the Board, the authority to do one or both of the following: (i) designate recipients of Options (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Stock Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such recipients; provided, however, that the Board resolutions regarding such delegation will fix the terms of such delegation in accordance with applicable law, including without limitation Sections 152 and/or 157 of the Delaware General Corporation Law, and provided that no Board resolution may permit a person or body to grant a Stock Award to such person or body. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to determine the Fair Market Value pursuant to Section 13(t) below to any person or body, except that the Board may delegate such authority to a Committee or Committees of the Board in accordance with Section 2(c) above.

(e)            Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.             Shares Subject to the Plan.

(a)            Share Reserve.

(i)            Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 8,792,402 shares (the “Share Reserve”).

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(ii)          For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a).

(b)            Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c)            Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be a number of shares of Common Stock equal to three multiplied by the Share Reserve.

(d)            Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.             Eligibility.

(a)            Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)            Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(c)            Consultants. A Consultant will not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or sale of the Company’s securities to such Consultant is not exempt under Rule 701 because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

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5.             Provisions Relating to Options.

Each Option will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Stock Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Stock Award Agreement or otherwise) the substance of each of the following provisions:

(a)            Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Stock Award Agreement.

(b)            Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Stock Award is granted. Notwithstanding the foregoing, an Option may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Stock Award if such Stock Award is granted pursuant to an assumption of or substitution for another option pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

(c)            Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)            by cash, check, bank draft, electronic funds transfer or money order payable to the Company;

(ii)          subject to Company and/or Board consent at the time of exercise and provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”;

(iii)          subject to Company and/or Board consent at the time of exercise and provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company and/or the Board, at the time Participant exercises their Option, will include delivery to the Company of Participant’s attestation of ownership of such shares of Common Stock in a form approved by the Company. Participant may not exercise their option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock;

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(iv)            subject to Company and/or Board consent at the time of exercise, and provided that the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of the Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price plus, to the extent permitted by the Company and/or Board at the time of exercise, the aggregate withholding obligations in respect of the Option exercise; provided, further that Participant must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment.  Shares of Common Stock will no longer be subject to the Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations;

(v)            according to a deferred payment or similar arrangement with the Optionholder; provided, however, that interest will compound at least annually and will be charged at the minimum rate of interest necessary to avoid (A) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code, and (B) the classification of the Option as a liability for financial accounting purposes; or

(vi)            in any other form of legal consideration that may be acceptable to the Board.

(d)            Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options will apply:

(i)            Restrictions on Transfer. An Option will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, an Option may not be transferred for consideration.

(ii)            Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)            Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

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(e)            Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f)            Termination of Continuous Service. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Stock Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement, which period will not be less than 30 days if necessary to comply with applicable laws unless such termination is for Cause) and (ii) the expiration of the term of the Option as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option (as applicable) within the applicable time frame, the Option will terminate.

(g)            Extension of Termination Date. If the exercise of an Option following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option as set forth in the applicable Stock Award Agreement. In addition, unless otherwise provided in a Participant’s Stock Award Agreement, if the sale of any Common Stock received upon exercise of an Option following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option will terminate on the earlier of (i) the expiration of the period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option would not be in violation of the Company’s insider trading policy, and (ii) the expiration of the term of the Option as set forth in the applicable Stock Award Agreement.

(h)            Disability of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period will not be less than six months if necessary to comply with applicable laws unless such termination is for Cause), and (ii) the expiration of the term of the Option as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option within the applicable time frame, the Option (as applicable) will terminate.

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(i)            Death of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Stock Award Agreement, which period will not be less than six months if necessary to comply with applicable laws unless such termination is for Cause), and (ii) the expiration of the term of such Option as set forth in the Stock Award Agreement. If, after the Participant’s death, the Option is not exercised within the applicable time frame, the Option will terminate.

(j)            Termination for Cause. Except as explicitly provided otherwise in a Participant’s Stock Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option (whether vested or unvested) from and after the date of such termination of Continuous Service.

(k)           Non-Exempt Employees. If an Option is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option (although the Stock Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(k) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

(l)            Early Exercise of Options. An Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in Section 8(l), any unvested shares of Common Stock so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the “Repurchase Limitation” in Section 8(l) is not violated, the Company will not be required to exercise its repurchase right until at least six months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.

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(m)           Right of Repurchase. Subject to the “Repurchase Limitation” in Section 8(l), the Option may include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Participant pursuant to the exercise of the Option.

(n)            Right of First Refusal. The Option may include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Participant of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option. Such right of first refusal will be subject to the “Repurchase Limitation” in Section 8(l). Except as expressly provided in this Section 5(n) or in the Stock Award Agreement, such right of first refusal will otherwise comply with any applicable provisions of the bylaws of the Company.

6.             Provisions Relating to Restricted Stock Awards.

Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)            Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(b)            Vesting. Subject to the “Repurchase Limitation” in Section 8(l), shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(c)            Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(d)            Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(e)            Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on shares subject to the Restricted Stock Award will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

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7.             Covenants of the Company.

(a)            Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)            Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of a Stock Award or the subsequent issuance of cash or Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c)            No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.             Miscellaneous.

(a)            Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b)            Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Stock Award Agreement or related grant documents as a result of a clerical error in the papering of the Stock Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Stock Award Agreement or related grant documents.

(c)            Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to the Stock Award has been entered into the books and records of the Company.

(d)            No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Stock Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

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(e)            Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Stock Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares subject to any portion of such Stock Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Stock Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Stock Award that is so reduced or extended.

(f)             Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)            Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that the Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)           Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Stock Award Agreement.

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(i)            Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)            Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)           Compliance with Section 409A of the Code. To the extent that the Board determines that any Stock Award granted hereunder is subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Stock Award Agreements will be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in the Plan (and unless the Stock Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding a Stock Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l)            Repurchase Limitation. The terms of any repurchase right will be specified in the Stock Award Agreement. The repurchase price for vested shares of Common Stock will be the Fair Market Value of the shares of Common Stock on the date of repurchase. The repurchase price for unvested shares of Common Stock will be the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. However, the Company will not exercise its repurchase right until at least six months (or such longer or shorter period of time necessary to avoid classification of the Stock Award as a liability for financial accounting purposes) have elapsed following delivery of shares of Common Stock subject to the Stock Award, unless otherwise specifically provided by the Board.

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(m)           Further Information and Action.  Upon request from the Company at any time, any Participant (and any individuals affiliated with a Participant that are beneficial owners of the Company, if applicable) will promptly provide the Company with such information and take such other actions as the Company may request in connection with any obligations the Company may have under applicable law, rule, or regulation, or to comply with requests by applicable regulatory authorities.  All information provided by a Participant (or an individual affiliated with a Participant) pursuant to this paragraph shall be accurate and complete. Any Participant (and any individuals affiliated with a Participant that are beneficial owners of the Company, if applicable) will submit to the Company (or other recipient as directed by the Company) any updates to such information within 15 days after any change in, or correction to, any such information. For purposes of this paragraph, the term “beneficial owner” shall have the meaning ascribed to it in the Bank Secrecy Act as amended by the Corporate Transparency Act and any regulations promulgated thereunder (as amended from time to time).

9.             Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)            Capitalization Adjustments. In the event of a Capitalization Adjustment, then: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards will be proportionately adjusted and such adjustment shall occur automatically. To the extent such adjustments cannot occur automatically, the Board shall have the power to make determinations as it deems necessary and its determinations and any adjustments under this section will be final, binding and conclusive.

(b)            Dissolution or Liquidation. To the extent not previously exercised or settled, Options, Restricted Stock Awards and other rights to purchase shares of Common Stock shall terminate immediately prior to the liquidation or dissolution of the Company.

(c)            Corporate Transaction. In the event that the Company is a party to a Corporate Transaction, all shares of Common Stock acquired under the Plan and all Stock Awards outstanding on the effective date of the transaction shall, unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award, be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Board in its capacity as administrator of the Plan, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Stock Awards (or all portions of a Stock Award) in an identical manner. The treatment specified in the transaction agreement or as determined by the Board may include (without limitation) one or more of the following with respect to each outstanding Stock Award:

(i)            The Company, the surviving corporation or a parent thereof may continue or assume the Stock Award or substitute a comparable award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the holders of shares of Common Stock in the transaction). A comparable award need not be the same type of award as the Stock Award for which it is substituted, and, in the case of an Option, need not have the same tax-status (e.g., a Nonstatutory Stock Option may be substituted for an Incentive Stock Option).

(ii)          The cancellation of the Stock Award and a payment to the Participant with respect to each share of Common Stock subject to the portion of the Stock Award that is vested as of the transaction date equal to the excess of (A) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of the transaction, over (if applicable) (B) the per-share exercise price of the Stock Award (such excess, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to the Spread. In addition, any escrow, indemnification, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Stock. Receipt of the payment described in this Subsection (c)(ii) may be conditioned upon the Participant acknowledging such escrow, indemnification, holdback, earn-out or other provisions on a form prescribed by the Company. If the Spread applicable to a Stock Award is zero or a negative number, then the Stock Award may be cancelled without making a payment to the Participant.

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(iii)         Even if the Spread applicable to an Option is a positive number, the Option may be cancelled without the payment of any consideration; provided that the Optionholder shall be notified of such treatment and given an opportunity to exercise the Option (to the extent the Option is vested or becomes vested as of the effective date of the transaction) during a period of not less than five (5) business days preceding the effective date of the transaction, unless (A) a shorter period is required to permit a timely closing of the transaction and (B) such shorter period still offers the Optionholder a reasonable opportunity to exercise the Option.

(iv)          In the case of an Option: (A) suspension of the Optionholder’s right to exercise the Option during a limited period of time preceding the closing of the transaction if such suspension is administratively necessary to facilitate the closing of the transaction and/or (B) termination of any right the holder has to exercise the Option prior to vesting in the shares of Common Stock subject to the Option (i.e., “early exercise”), such that following the closing of the transaction the Option may only be exercised to the extent it is vested.

The Board has discretion to accelerate, in whole or part, the vesting and exercisability of a Stock Award in connection with a Corporate Transaction covered by this Section 9(c). The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d)            Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.          Plan Term; Earlier Termination or Suspension of the Plan.

(a)            Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan will automatically terminate on the day before the 10th anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)            No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

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11.          Effective Date of Plan.

This Plan will become effective on the Effective Date.

12.          Choice of Law.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.          Definitions. As used in the Plan or any Stock Award Agreement, the following definitions will apply to the capitalized terms indicated below, unless otherwise defined in the applicable Stock Award Agreement:

(a)            “Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition.

(b)            “Board” means the Board of Directors of the Company.

(c)            “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d)            “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) Participant’s willful or gross neglect and material failure to perform Participant’s duties and responsibilities of the Company, including but not limited to a failure to cooperate with the Company in any investigation or formal proceeding; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other intentional misconduct in connection with Participant’s responsibilities as an employee that is materially injurious to the Company; (iii) the unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom Participant owes an obligation of nondisclosure as a result of Participant’s relationship with the Company; (iv) Participant is convicted of, or enters a no contest plea to, a felony; or (v) Participant’s breach of any of Participant’s material obligations under any Company policy, written agreement or covenant with the Company. A termination of Participant’s Continuous Service under subpart (i), (iii) and (v) shall not be deemed for “Cause” unless the Participant has first been given specific written notice of the subpart and facts relied upon and thirty days to cure. The determination as to whether a Participant is being terminated for “Cause,” and whether a Participant has cured any such actions or inactions during any thirty-day cure period with respect to subparts (i), (iii) and (v) and with respect to subpart (v) whether such breach is capable of being cured, shall be made in good faith by the Board.

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(e)            “Change in Control” means: (i) the date that any non-affiliated “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes, subsequent to the date hereof, the “beneficial owner” (as defined in Rule 13d-3 under said act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, other than pursuant to a sale by the Company of its securities in a transaction or series of related transactions the primary purpose of which is to raise capital for the Company; (ii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the date of the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

(f)            “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(g)            “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(h)            “Common Stock” means the common stock of the Company.

(i)            “Company” means Alumis Inc., a Delaware corporation.

(j)            “Constructive Termination” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of a definition of such term in the applicable written agreement, such term means, with respect to a Participant, the Participant’s resignation from Continuous Service for any of the following, except as otherwise agreed to in writing by the Participant: (i) a material reduction in Participant’s job duties, position and responsibilities, taken as a whole; (ii) the Company requires Participant to relocate to a facility or location more than thirty-five (35) miles from the location from the primary location at which Participant was working for the Company immediately before the required change of location; (iii) any reduction of Participant’s base salary in effect immediately prior to such reduction (other than as part of an across-the-board, proportional reduction); or (iv) the Company materially breaches the terms of Participant’s offer letter or employment agreement (as applicable). Notwithstanding anything else contained herein, in the event of the occurrence of a condition listed above, a Participant must provide notice to the Company within sixty (60) days of the occurrence of a condition listed above and allow the Company thirty (30) days after Participant’s delivery of notice to the Company in which to cure such condition. Additionally, in the event the Company fails to cure the condition within the cure period provided, Participant must terminate employment with the Company within ten (10) days of the end of the cure period.

(k)           “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services (whether directly or indirectly, including without limitation through an engagement with a professional employer organization, employer of record or similar arrangement, and is deemed pursuant to such arrangement to be a consultant or advisor of the Company or an Affiliate under applicable laws) and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.

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(l)            “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, Continuous Service shall be deemed to continue while the Participant is on a bona fide leave of absence approved by the Company in writing. The Board, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Company, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.

(m)          “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

 (i)           a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

 (ii)         a sale or other disposition of more than 50% of the outstanding securities of the Company;

 (iii)        a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

 (iv)         a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n)           “Director” means a member of the Board.

(o)            “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(p)            “Effective Date” means the effective date of this Plan, which is the earlier of (i) the date that this Plan is first approved by the Company’s stockholders, and (ii) the date this Plan is adopted by the Board.

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(q)            “Employee” means any person employed by the Company or an Affiliate (whether directly or indirectly, including without limitation through an engagement with a professional employer organization, employer of record or similar arrangement, and is deemed pursuant to such arrangement to be an employee of the Company or an Affiliate under applicable laws). However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(r)            “Entity” means a corporation, partnership, limited liability company or other entity.

(s)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(t)            “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(u)            “Fair Market Value” means, as of any date, the value of the Common Stock determined by the Board in compliance with Section 409A of the Code or, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

(v)            “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(w)            “Nonstatutory Stock Option” means an option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(x)            “Officer” means any person designated by the Company as an officer.

(y)            “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(z)            “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(aa)          “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(bb)          “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

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(cc)          “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(dd)          “Plan” means this 2024 Performance Option Plan.

(ee)          “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6.

(ff)           “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(gg)         “Rule 405” means Rule 405 promulgated under the Securities Act.

(hh)         “Rule 701” means Rule 701 promulgated under the Securities Act.

(ii)            “Securities Act” means the Securities Act of 1933, as amended.

(jj)           “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option or a Restricted Stock Award.

(kk)         “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ll)           “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(mm)       “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

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